EXHIBIT 10.4
FORM OF IRREVOCABLE PROXY
     In connection with the purchase of                      shares of common stock of HAPC, Inc., a Delaware corporation (the “Company”) by I-Flow Corporation, a Delaware corporation (“I-Flow”), pursuant to the Share Purchase Agreement dated as of October 18, 2007 (the “Agreement”) between I-Flow and the undersigned, the undersigned hereby irrevocably (to the fullest extent permitted by law) appoints I-Flow Corporation, Donald M. Earhart and Jack H. Halperin as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights of the undersigned with respect to the Shares acquired pursuant to the Agreement (the “Shares”), including, without limitation, all voting rights relating to the Company’s Special Annual Meeting of Stockholders that convened on September 26, 2007 and was adjourned to October 19, 2007, and at any further adjournment thereof. Upon the execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the voting rights granted by this Proxy until after the Expiration Time (as defined below).
     This Proxy is irrevocable (to the fullest extent permitted by law) and is coupled with an interest. As used herein, the term “Expiration Time” shall mean the tenth anniversary of the date of this Proxy.
     Each of the attorneys-in-fact and proxies named above is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting.
     Any obligation of the undersigned hereunder shall be binding upon the successors, heirs and legal or personal representatives of the undersigned, and shall survive the death or incapacity of the undersigned.
     This Proxy shall terminate, and be of no further force and effect, automatically at the Expiration Time.

WITNESS: [ ]	BENEFICIAL HOLDER: [ ]
By:
Name:
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